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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     AVENTIS
             (Exact Name of registrant as specified in its charter)

  The Republic of France                                  None
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

                         Espace Europeen de l'Entreprise
                            67917 Strasbourg cedex 9
                                     France
                    (Address of principal executive offices)

                         AVENTIS STOCK OPTION PLAN 2002
                            (Full title of the plan)

                           Edward H. Stratemeier, Esq.
                             Aventis Pharmaceuticals
                        300 Somerset Corporate Boulevard
                               Mail Code SC3-830A
                       Bridgewater, New Jersey 08807-2854
                     (Name and address of agent for service)

                                 (908) 243-6000
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

====================================================================================================================================
                                                                       Proposed              Proposed maximum
                                               Amount to be        maximum offering         aggregate offering         Amount of
Title of securities to be registered            registered          price per share                price           registration fee
------------------------------------------------------------------------------------------------------------------------------------
American Depositary Shares,                  6,000,000 shares          $ 61.70*              $ 370,200,000.00         $ 34,058.00
each representing one Ordinary
Share, nominal value (euro) 3.82 per
share, and an equal number of
options to purchase such shares
====================================================================================================================================

*  For the purpose of computing the registration fee, the offering price of Euro
   60.27 per share was converted to U.S. Dollars at the interbank currency exchange rate at December 19, 2002, of $ 1.0237 per Euro.

                               Page 1 of 20 pages

                           Exhibit Index is at page 8

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                                       1

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.       Plan Information

              Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.       Registrant Information and Employee Plan Annual Information

              Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Aventis (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

              (a) The Annual Report on Form 20-F of the Registrant for the year ended December 31, 2001 (Registration No. 1-10378) (the "Form 20-F") filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

              (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

              (c) (i) The description of the Registrant's Ordinary Shares contained in the Registration Statement on Form 8-A (Registration No. 1-10378) (the "Form 8-A") dated January 19, 1993, and (ii) the description of the Registrant's Ordinary Shares set forth under the heading "Description of Equity Capital Structure" contained in the Prospectus included in the Registration Statement on Form F-2 (Registration No. 33-54956), which description is incorporated by reference in the Form 8-A, as such description is amended and updated by the information set forth under the heading "Description of Share Capital" contained in the Prospectus dated October 22, 1997 included in the Registration Statement on Form F-3 (Registration No. 33-7730) and by the information set forth under the heading "Description of Aventis Share Capital" contained in the Prospectus dated October 26, 1999 included in the Registration Statement on Form F-4 (Registration No. 33-11008), including any amendment or report filed for the purpose of updating such description.

              All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in the Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

Item 4.       Description of Securities

              The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.       Interests of named Experts and Counsel

              The information required by Item 5 is not applicable to this Registration Statement.

Item 6.       Indemnification of Directors and Officers

              The Registrant indemnifies and maintains liability insurance on behalf of its Directors and Officers against liability they may incur as a result of claims for wrongful acts alleged to have occurred in their capacities as Directors and Officers of the Registrant, with certain exceptions, principally related to securities transactions, environmental pollution, violation of responsibilities related to employee benefit plans, infliction of bodily injury or damage or destruction of tangible property, and fraudulent acts and omissions.

Item 7.       Exemption from Registration Claimed

              The information required by Item 7 is not applicable to this Registration Statement.

Item 8.       Exhibits

Exhibit
Number        Description
------        -----------

  4.1         The Articles of Association of the Registrant

  4.2         Rules and Regulations for Aventis Stock Option Plan 2002

  4.3 Amended and Restated Deposit Agreement, dated as of December 15, 1994, among the Registrant (then named Rhone-Poulenc
              S.A.) and Citibank N.A., as Depositary, and holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts

  5 Opinion of Bruno Angrand, Head of Corporate Law Division, Corporate Legal Department of the Registrant, regarding the legality of the securities

  23.1 Consent of PricewaterhouseCoopers to incorporation by reference of Independent Auditors' Report

  23.2 Consent of Bruno Angrand, Head of Corporate Law Division, Corporate Legal Department of the Registrant

  24          Power of Attorney

Item 9.       Undertakings

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of December 20, 2002.

                                      AVENTIS

                                      By:   /s/ IGOR LANDAU
                                            -----------------------------
                                            IGOR LANDAU
                                            CHAIRMAN OF THE
                                            MANAGEMENT BOARD

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard J. Markham, Gerald P. Belle, Edward H. Stratemeier, and Owen K. Ball, Jr., or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 20, 2002.

Name of Signatory                                Capacities in Which Signing
-----------------                                ---------------------------
/s/ IGOR LANDAU                                  Chairman of the Management Board
------------------------------------------       (Principal Executive Officer)
Igor Landau

/s/ RICHARD J. MARKHAM                           Vice Chairman of the Management Board and
------------------------------------------       Chief Operating Officer
Richard J. Markham

/s/ PATRICK LANGLOIS                             Vice Chairman of the Management Board and
------------------------------------------       Chief Financial Officer (Principal Financial Officer)
Patrick Langlois

/s/ FRANK L. DOUGLAS                             Member of the Management Board and Executive
------------------------------------------       Vice President for Drug innovation and Approval
Frank L. Douglas

/s/ HEINZ-WERNER MEIER                           Member of the Management Board and
------------------------------------------       Executive Vice President for Human Resources
Heinz-Werner Meier

/s/ DIRK OLDENBURG                               Member of the Management Board,
------------------------------------------       Executive Vice President and General Counsel
Dirk Oldenburg

/s/ THIERRY SOURSAC                              Member of the Management Board and
------------------------------------------       Executive Vice President for Commercial Operations
Thierry Soursac

/s/ MICHEL FINANCE                               Chief Accounting Officer
------------------------------------------       (Principal Accounting Officer)
Michel Finance

/s/ EDWARD H. STRATEMEIER                        Authorized Representative
------------------------------------------       in the United States
Edward H. Stratemeier

                                  EXHIBIT INDEX

Regulation
S-K Exhibit                                                                                   Sequential
  Number          Description of Document                                                     Page Number
  ------          -----------------------                                                     -----------
  4.1             The Articles of Association of the Registrant (incorporated by reference from the Registration Statement on Form F-4 of  the
                  Registrant (then named Rhone-Poulenc S.A.) (Registration No.
                  333-11008) effective October 26, 1999)

  4.2             Rules and Regulations for Aventis Stock Option Plan 2002                              9

  4.3             Amended and Restated Deposit Agreement, dated as of December
                  15, 1994, among the Registrant (then named Rhone-Poulenc S.A.)
                  and Citibank N.A., as Depositary, and holders from time to time of
                  American Depositary Receipts issued thereunder, including the form of American Depositary Receipts (incorporated by reference from the registration statement on Form F-3 of Rhone-Poulenc S.A. (Registration
                  No. 333-7730) filed October 20, 1997)

  5               Opinion of Bruno Angrand, Head of Corporate Law Division,                            19
                  Corporate Legal Department of the Registrant, regarding the legality of the securities offered under the Plan

  23.1            Consent of PricewaterhouseCoopers to incorporation by reference of                   20
                  Independent Auditors' Report

  23.2            Consent of Bruno Angrand, Head of Corporate Law Division, Corporate
                  Legal Department of the Registrant (included in Exhibit 5)

  24              Power of Attorney (included in signature page)